CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of RiverSource® AccessChoice Select Variable Annuity, RiverSource® Endeavor Select Variable Annuity, RiverSource® FlexChoice Variable Annuity, RiverSource® FlexChoice Select Variable Annuity, RiverSource® Galaxy Premier Variable Annuity, RiverSource® Innovations Variable Annuity, RiverSource® Innovations Classic Select Variable Annuity, RiverSource® Innovations Classic Variable Annuity, RiverSource® Innovations Select Variable Annuity, RiverSource® Pinnacle Variable Annuity, RiverSource® Signature One Variable Annuity, RiverSource® New Solutions Variable Annuity, RiverSource® Signature One Select Variable Annuity, RiverSource® Signature Select Variable Annuity, RiverSource® Signature Variable Annuity, Evergreen Essential Variable Annuity, Evergreen New Solutions Select Variable Annuity, Evergreen New Solutions Variable Annuity, Evergreen Pathways Select Variable Annuity, Evergreen PathwaysVariable Annuity, Evergreen Privilege Variable Annuity, Wells Fargo Advantage Choice Variable Annuity, RiverSource® Builder Select Variable Annuity, Wells Fargo Advantage Choice Select Variable Annuity, Wells Fargo Advantage Select Variable Annuity, Wells Fargo Advantage Builder Variable Annuity, Wells Fargo Advantage Variable Annuity of our report dated February 25, 2016 relating to the consolidated financial statements, which appears in RiverSource Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
April 28, 2016